EXHIBIT 10.2

EXECUTION VERSION

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT.  THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

SECOND AMENDED AND RESTATED 12% SENIOR SECURED NOTE

DUE SEPTEMBER 30, 2022

$35,739,794 plus all PIK Interest	October 26, 2020

FOR VALUE RECEIVED, the undersigned, STAFFING 360 SOLUTIONS, INC., a Delaware corporation (the “Company”), hereby promises to pay to Jackson Investment Group, LLC (together with its successors and assigns, the “Purchaser”), the principal sum of (a) Thirty-Five Million Seven Hundred Thirty-Nine Thousand Seven Hundred Ninety-Four Dollars ($35,739,794), plus (b) the entire amount of any and all PIK Interest (as defined below) that at any time on or after the date hereof is added or deemed added to the principal balance of this Second Amended and Restated 12% Senior Secured Note (this “Note”) pursuant to the terms hereof and the Purchase Agreement (as defined below), on September 30, 2022 (or such earlier date upon any acceleration of this Note as provided for herein, the “Maturity Date”), together with interest (computed on the basis of a 360-day year of twelve 30 day months) on the unpaid balance of this Note (which principal balance includes, for the avoidance of doubt, any and all PIK Interest that on or after the date hereof is added or deemed added to the principal amount of this Note) (a) at the rate of twelve percent (12.00%) per annum, accruing from and after the date of this Note and until the entire principal balance of this Note shall have been repaid in full, and (b) on and at all times during which the Default Rate applies pursuant to Section 2.2(c), to the extent permitted by law, at a rate per annum equal to five percent (5%) in excess of the rate of interest specified in the immediately preceding clause (a).

This Note has been issued by the Company to the Purchaser pursuant to that certain Second Amended and Restated Note Purchase Agreement, dated as of the date hereof, among the Company, the Subsidiary Guarantors party thereto and the Purchaser (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Purchase Agreement.  All Section references used herein refer to Sections of the Purchase Agreement.

This Note is being issued in replacement and substitution for (i) that certain Amended and Restated 12% Senior Secured Note due September 15, 2020, dated November 15, 2018, in the principal amount of $27,312,000 (the “Amended and Restated Note”), previously issued by the Company to the Purchaser pursuant to the Existing Note Purchase Agreement, and (ii) that certain 12% Senior Secured Note due September 15, 2020, dated August 27, 2018, in the principal amount of $8,427,794 (the “Second Senior Note”; together with the Amended and Restated Note referred to herein collectively as the “Prior Notes”), previously issued by the Company to the Purchaser pursuant to the Existing Note Purchase Agreement.  This Note (i) evidences the consolidation on the date hereof of the total outstanding principal balances of the Prior Notes into the principal balance of this Note, and (ii) amends and restates in the entirety the terms of each of the Prior Notes. This Note and the consolidation of the principal amounts of the Prior Notes into this Note on the date hereof, is not intended nor shall be construed to be a novation, forgiveness or an accord and satisfaction of any of the indebtedness evidenced by any of the Prior Notes. For the avoidance of doubt, (i) the entire outstanding principal balance of the Prior Notes, and (ii) all accrued and unpaid interest on the principal balance of the Prior Notes during the period commencing on the date of such Prior Note through the date of this Note, shall in each case be evidenced by this Note and be payable in accordance with the terms hereof and the Purchase Agreement.

Payments of principal, interest and any other amount due with respect to this Note are to be made in lawful money of the United States of America at the address of the Purchaser as specified in Section 10.1 or at such other place as shall have been designated by the Purchaser by written notice from the Purchaser to the Company; provided that a portion of the accrued interest on this Note otherwise payable in cash may, prior to the Maturity Date and to the extent permitted pursuant to Section 2.2(a)(ii), instead be paid in kind (such paid in kind interest being referred to herein as “PIK Interest”) and, in such case, such PIK Interest amount will be capitalized and deemed incurred and added to the outstanding principal balance of this Note in accordance with the terms hereof and Section 2.2(a)(ii).  For the avoidance of doubt, in calculating any accrued interest under this Note, the principal balance of this Note shall include the amount of any and all PIK Interest that on or after the date of this Note has been deemed added to this Note.

This Note has been issued in connection with the Purchase Agreement and the Purchaser is entitled to the benefits thereof, and this Note is secured by and entitled to the benefits of the Security Documents and is guaranteed by each of the Subsidiary Guarantors pursuant to the guaranty provided for in Article 4 of the Purchase Agreement.

This Note is a registered Note and, as provided in the Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount (less any principal amount repaid prior to such transfer in accordance with the Purchase Agreement) will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.  The transfer or assignment of this Note by the Purchaser is subject to the provisions of Section 10.5, and so long as no Default or Event of Default exists, the consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned).

This Note is subject to (a) optional prepayment, in whole or from time to time in part, without penalty or premium, subject to the notice and other requirements as provided in Section 2.3(b), and (b) mandatory prepayment to the extent provided in Section 2.3(c).

All accrued and unpaid interest on the outstanding principal balance of this Note shall be due and payable on each monthly Interest Payment Date as provided in Section 2.2 (with the first such monthly payment due on November 1, 2020 to include all accrued and unpaid interest on this Note from and after the date hereof, together with all unpaid interest under the Prior Notes accrued prior to the date hereof) and on the Maturity Date, provided, however, that (a) upon any prepayment of this Note or any portion thereof, accrued and unpaid interest shall be payable with respect to the principal amount of this Note so prepaid on such date of prepayment, and (b) notwithstanding the above interest payment provisions in respect of accrued interest on the outstanding principal balance of this Note, interest otherwise due and payable in cash on each Reduced Interest Payment Date occurring on and after the date of this Note will be reduced in an amount equal to $166,000 for each such Reduced Interest Payment Date, and, in such case, shall not be required to be paid on the applicable Reduced Interest Payment Date, provided that (A) the above interest reduction provisions in this clause (b), shall not apply if the Maturity Date shall have occurred as a result of acceleration of the maturity of this Note following the occurrence of any Event of Default, and (B) on each Increased Interest Payment Date, the interest otherwise due and payable in cash on each such Increased Interest Payment Date shall be increased by $166,000, such that on each such Increased Interest Payment Date there shall be due and payable in cash by the Company to the Purchaser the following sum: (x) all accrued and unpaid due and payable on such Increased Interest Payment Date pursuant to Section 2.2(a), plus (y) $166,000. In the event of any conflict between the terms of this Note and Section 2.2 in respect of the payment of any interest on this Note, the terms of Section 2.2 shall control.

If an Event of Default occurs and is continuing, the principal of this Note and all accrued and unpaid interest on the principal amount of this Note (including, without limitation, any unpaid Deferred Interest and any accrued interest thereon) may be accelerated and declared or otherwise become due and payable in the manner and with the effect provided in the Purchase Agreement.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS). THE TERMS OF SECTIONS 10.12 AND 10.13 WITH RESPECT TO SUBMISSION TO JURISDICTION, CONSENT TO SERVICE OF PROCESS, VENUE AND WAIVER OF JURY TRIAL ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, AND THE COMPANY AGREES TO SUCH TERMS.

In no event shall the amount or rate of interest due and payable under this Note exceed the maximum amount or rate of interest allowed by Applicable Law and, in the event any such excess payment is made by the Company or received by Purchaser, such excess sum shall be credited as a payment of principal or, if no principal shall remain outstanding, shall be refunded to the Company.  It is the express intent hereof that Company shall not pay and Purchaser not receive, directly or indirectly or in any manner, interest in excess of that which may be lawfully paid under Applicable Law.

[Signature Page Follows]

The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.  Time is of the essence of this Note.

STAFFING 360 SOLUTIONS, INC.
By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	Chairman and Chief Executive Officer

[Signature Page to Second Amended and Restated 12% Senior Secured Note]